Exhibit 32(b)

CERTIFICATION

        Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the "Company"), hereby certifies that the Company's Annual Report on Form 10-K for the year ended June 27, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 27, 2007
	By:	/s/ CHARLES M. SONSTEBY
	Name:	Charles M. Sonsteby
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)